EXHIBIT 99

Company Contact:

Steven M. Klein

Chief Operating & Financial Officer

Tel: (732) 499-7200 ext. 2510

FOR IMMEDIATE RELEASE

NORTHFIELD BANCORP, INC. ANNOUNCES

$0.06 QUARTERLY DIVIDEND AND EXECUTIVE OFFICER PROMOTIONS

WOODBRIDGE, NEW JERSEY, JANUARY 28, 2013.…NORTHFIELD BANCORP, INC. (NasdaqGS:NFBK), the holding company for Northfield Bank, reported that the Board of Directors declared a $0.06 per share cash dividend, payable on February 25, 2013, to stockholders of record on February 11, 2013.

John W. Alexander, Chairman and Chief Executive Officer, commented, “With our strong 2012 financial performance and the recent successful completion of our stock offering, I’m pleased to announce our first dividend payment as a fully public company, and our sixteenth since our initial public offering in 2007.”

The Company also announced promotions within its management team. Effective February 1, 2013, Steven M. Klein will be appointed President of the Company and Northfield Bank and William R. Jacobs will be promoted to Chief Financial Officer of both entities. Mr. Klein, 47, joined the Company in 2005 and has served as Chief Financial Officer since that time. He was also named Chief Operating Officer in March 2011 and will retain that title. Mr. Jacobs, 39, has served as Controller since joining the Company in 2006. In 2012, Mr. Jacobs was named Principal Accounting Officer. Mr. Alexander will remain Chairman and Chief Executive Officer of both the Company and the Bank.

Mr. Alexander further commented, “Steve’s demonstrated leadership at Northfield, his over two decade experience in community banking, and his involvement in the industry make him well-qualified to be our President. Steve has played an important role in the Company’s evolution from a mutual bank to a fully public company and will play a vital role in the future success of our organization.”

Mr. Alexander added, “Bill Jacobs joined Northfield before we became a public company and he has been intimately involved from the time of our initial IPO in 2007 through the completion of our recent second step offering. In addition to his significant experience with Northfield, he has an extensive background in financial, accounting, and risk management.”

In addition, the Company reported that Sandler O’Neill + Partners, L.P. has agreed to provide executive officers and directors a limited waiver to existing lock-up agreements executed in connection with the Company’s second-step offering. The waiver will extend for the two-day period February 7 and 8, and will allow executives and directors to sell a limited number of shares to satisfy tax obligations associated with restricted stock vesting on January 30, 2013.

About Northfield Bank

Northfield Bank, founded in 1887, operates 29 full service banking offices in Staten Island and Brooklyn, New York and Middlesex and Union counties, New Jersey. For more information about Northfield Bank, please visit www.eNorthfield.com.

Forward-Looking Statements: This release may contain certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “should,” “plan,” “estimate,” “predict,” “continue,” and “potential” or the negative of these terms or other comparable terminology. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of Northfield Bancorp, Inc. Any or all of the forward-looking statements in this release and in any other public statements made by Northfield Bancorp, Inc. may turn out to be wrong. They can be affected by inaccurate assumptions Northfield Bancorp, Inc. might make or by known or unknown risks and uncertainties as described in our SEC filings, including, but not limited to, those related to general economic conditions, particularly in the market areas in which the Company operates, competition among depository and other financial institutions, changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements, inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments, our ability to successfully integrate acquired entities, if any, and adverse changes in the securities markets. Consequently, no forward-looking statement can be guaranteed. Northfield Bancorp, Inc. does not intend to update any of the forward-looking statements after the date of this release, or conform these statements to actual events.